UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2006

Wonder Auto Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 56 Lingxi Street
Taihe District
Jinzhou City, Liaoning
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 0416-5186632
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

On August 21, 2006, Jinzhou Halla Electrical Equipment Co., Ltd. (“Halla”), a wholly-owed subsidiary of Wonder Auto Technology, Inc. (the “Company”) entered into a Domestic Commercial Invoice Discount Agreement (the “Discount Agreement”) with the Bank of China Jinzhou branch (the “Bank”). Under the Discount Agreement, the Bank has agreed to provide Halla with a credit facility up to RMB 30 million (approximately $3.75 million) based on certain of Halla’s commercial invoices that are acceptable to the Bank (the “Acceptable Commercial Invoices”). Subject to the terms and conditions of the Discount Agreement, Halla may from time to time request the Bank to pay an amount equal to the face value of the Acceptable Commercial Invoices within three business days after Halla’s submission of the Acceptable Commercial Invoices and other required documents, including an agreement to assign the Acceptable Commercial Invoices to the Bank. Halla agrees to pay a fee equal to 0.15-0.3% of the face value of the Acceptable Commercial Invoice for each transaction and an interest at a rate equal to 90% of the People’s Bank of China prime rate. The interest accretes till the full payment of the Acceptable Commercial Invoices by Halla’s customers. The Discount Agreement expires on August 8, 2007.

On September 13, 2006, Halla entered into a RMB Short-Term Loan Agreement (the “Loan Agreement”) with the Bank pursuant to which the Bank loaned Halla RMB 30 million (approximately $3.75 million) with an annual interest rate of 6.12% which is payable in a quarterly basis starting from December 20, 2006 (the “Loan”). The Loan Agreement expires on September 12, 2006. The Loan is secured with a lien on certain of Halla’s properties.

The Discount Agreement and the Loan Agreement were entered into pursuant to that certain Credit Facility Agreement (the “Credit Facility Agreement”), dated August 21, 2006, by and between Halla and the Bank pursuant to which the Bank committed to provide Halla a revolving credit facility for up to RMB 80 million (approximately $10 million). Halla expects to draw the remaining RMB 20 million (approximately $2.5 million) in the next a few months.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Discount Agreement, the Loan Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Discount Agreement, the Loan Agreement and the Mortgage Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

10.1 Domestic Business Invoice Discount Agreement, dated August 21, 2006, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and the Bank of China Jinzhou branch.

10.2 RMB Short-term Loan Agreement, dated September 13, 2006, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and the Bank of China Jinzhou Tiebei branch.

10.3 Mortgage Agreement, dated September 13, 2006, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and the Bank of China Jinzhou Tiebei branch.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: October 3, 2006

/s/ Qingjie Zhao
Chief Executive Officer